Exhibit 1

EuroDry Ltd.
Up to $6,680,000 Common Shares
Equity Distribution Agreement
October 10, 2023
A.G.P./Alliance Global Partners
590 Madison Avenue
New York, NY 10022
Ladies and Gentlemen:
EuroDry Ltd., a Marshall Islands corporation (the “Company”), proposes to issue and sell through A.G.P./Alliance Global Partners (the “Agent”), as sales agent, common shares, par value $0.01 per share (“Common Shares”), of the Company having an aggregate offering price of up to $6,680,000 on terms set forth herein (the “Shares”). The Shares consist entirely of authorized but unissued Common Shares to be issued and sold by the Company.
The Company hereby confirms its agreement with the Agent (this “Agreement”) with respect to the sale of the Shares.
1.  Representations and Warranties of the Company.
(a)  The Company represents and warrants to, and agrees with, the Agent as follows:
(i)  A registration statement on Form F-3 has been filed by the Company with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the rules and regulations promulgated thereunder (the “Rules and Regulations” and collectively with the Securities Act of 1933, the “Securities Act”), and has been declared effective by the Commission. No stop order of the Commission preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form F-3 filed by the Company on July 14, 2023 (File No. 333-273254) and declared effective on July 27, 2023, as the same may be amended from time to time and at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at such time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”). Except where the context otherwise requires, “Base Prospectus,” as used herein, means the base prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the most recent prospectus supplement relating to the Shares, filed or to be filed by the Company with the Commission as part of the Base Prospectus pursuant to Rule 424(b) under the Securities Act and in accordance with the terms of this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, as may be amended or supplemented from time to time. “Permitted Free Writing Prospectus,” as used herein, means the documents, if any, listed on Schedule A attached hereto and, after the date hereof, any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, that is expressly agreed to by the Company and the Agent in writing to be a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 6 of Form F-3 (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus or Permitted Free Writing Prospectus as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial filing of the Registration Statement, or the date of such Base Prospectus, the Prospectus, the Prospectus Supplement or such Permitted Free Writing Prospectus, if any, as the case may be, and incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3. “Time of Sale” means each time a Share is purchased pursuant to this Agreement.
(ii)  (A)  The Registration Statement complies as of the date hereof and will comply upon the effectiveness of any amendment thereto and at each Time of Sale and each Settlement Date (as applicable), in all material respects, with the requirements of the Securities Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Shares as contemplated hereby (the “Offering”) were satisfied upon filing of the Registration Statement, subject, if applicable at the Time of Sale, to the limitations required by General Instruction I.B.5 of Form F-3; the Registration Statement meets, and the Offering complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Registration Statement will not, as of the effective date of the Registration Statement or any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(B)  The Prospectus, as of the date of the Prospectus Supplement, as of the date hereof (if filed with the Commission on or prior to the date hereof), and at each Settlement Date and Time of Sale (as applicable), complied, complies or will comply, in all material respects, with the requirements of the Securities Act; and the Prospectus, and each supplement thereto, as of their respective dates, and at each Settlement Date and Time of Sale (as applicable), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(C)  Each Permitted Free Writing Prospectus, if any, as of its date and as of each Settlement Date and Time of Sale (as applicable) (when taken together with the Prospectus at such time) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in subparagraphs (A), (B) and (C) above shall not apply to any statement contained in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent that is furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, if any, it being understood and agreed that only such information furnished by the Agent as of the date hereof consists of the information described in Section 5(b)(ii).
(iii)  Copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement, have been delivered, or are publicly available through EDGAR, to the Agent. Each Prospectus delivered to the Agent for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the version of such Prospectus filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.
(iv)  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the Offering, in each case other than the Prospectus or any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that a Permitted Free Writing Prospectus, if any, is sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus, if any, was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the Company will satisfy the provisions of Rule 164 or Rule 433 necessary for the use of a free writing prospectus (as defined in Rule 405) in connection with the Offering; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities

Act are satisfied, and the Registration Statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the Offering, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the Offering is solely the property of the Company.
(v)  Each Permitted Free Writing Prospectus, as of its issue date, each Time of Sale and each Settlement Date occurring after such issue date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Base Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Agent as of the date hereof consists of the information described in Section 5(b)(ii).
(vi)  Deloitte Certified Public Accountants S.A. (the “Auditor”), whose reports relating to the Company are included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) as such requirements pertain to the Auditor’s relationship with the Company. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act except for tax services as described in the Registration Statement and the Prospectus.
(vii)  Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement, and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse effect (or to the Company’s knowledge any development which would reasonably be expected to result in a material adverse effect in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company or any of its Subsidiaries; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, and the Prospectus (a “Material Adverse Effect”). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its Subsidiaries, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.
(viii)  As of the dates indicated in the Registration Statement and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement and the Prospectus under the section thereof captioned “Description of Capital Stock – Authorized Capitalization” and, after giving effect to the Offering contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “Pro Forma As Adjusted” in such section. All of the issued shares of capital stock of the Company, including the outstanding Common Shares of the Company, have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable state, federal and securities laws and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights of which the Company was aware to the extent any such rights were not waived; the Shares have been duly authorized and, when issued and delivered against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of which the Company was aware and that have not heretofore been waived (with copies of such waivers provided to the Agent); and no holder of any Shares or any Common Shares is or will be subject to personal liability by reason of being such a holder. The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.
(ix)  Except as described in the Registration Statement and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings to which the Company is a party with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries and (B) there are no contracts, agreements or understandings between the Company and/or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person and any such rights so disclosed have been waived by the holders thereof in connection with this Agreement and the transactions contemplated hereby including the Offering.
(x)  The subsidiaries of the Company (the “Subsidiaries”), together with their respective jurisdictions of incorporation are listed on Schedule E hereto. Except as indicated on Schedule E hereto, each of the Subsidiaries is directly or indirectly wholly-owned by the Company and no person or entity has any right to acquire any equity interest in any of the Subsidiaries. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.
(xi)  The Company and each of its Subsidiaries has been duly incorporated or formed and validly exists as a corporation, partnership or limited liability company, in good standing under the laws the respective jurisdiction of its incorporation or formation. The Company has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the

Prospectus, and to own, lease and operate its properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a Material Adverse Effect.
(xii)  Except as disclosed in the Registration Statement, neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate or bylaws or other organizational documents, (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, security interest, charge or other encumbrance (a “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any applicable law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except, in the case of subsections (ii) and (iii) above, for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.
(xiii)  The Company is in material compliance with any and all applicable requirements of Sarbanes-Oxley that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the date hereof.
(xiv)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement. The Company has duly and validly authorized this Agreement and each of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company which are enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(xv)  The execution, delivery, and performance by the Company of this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement and consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company or any of its Subsidiaries, or (iii) violate or conflict with any applicable law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign applicable to the Company or any of its Subsidiaries, or (iv) except as disclosed in the Registration Statement and the Prospectus, trigger a reset or repricing of any outstanding securities of the Company or any of its Subsidiaries.
(xvi)  Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, except which (individually or in the aggregate), in each such case, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or such Subsidiary could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.
(xvii)  The Company and each of its Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have or reasonably be expected to have a Material Adverse Effect), and has not received any correspondence or written notice from any governmental authority alleging or asserting noncompliance with any applicable laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable laws.
(xviii)  The Common Shares are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.
(xix)  The Shares have been approved for listing on the Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(xx)  No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement or the consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except (i) such as may have previously been obtained (with copies of such consents provided to the Agent), (ii) the registration under the Securities Act of the Shares, which has become effective, (iii) such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Nasdaq Capital Market, and (iii) FINRA in connection with the sale and distribution of the Shares contemplated hereby, each of which has been obtained and is in full force and effect.
(xxi)  Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its Subsidiaries is a party or of which any property, operations or assets of the Company or any of its Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or such Subsidiary would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, no such proceeding, litigation or arbitration is threatened or contemplated and the defense of any such proceedings, litigation and arbitration against or involving the Company or any of its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.
(xxii)  The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its Subsidiaries. Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year-end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The other financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.
(xxiii)  There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
(xxiv)  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.
(xxv)  The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.
(xxvi)  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxvii)  The minute books of the Company have been made available to the Agent and counsel for the Agent, and such books (i) contain a substantially complete summary of all meetings and material actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.
(xxviii)  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Time of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xxix)  The Company has established and maintains disclosure controls and procedures over financial reporting (as defined in Rule 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are designed to ensure that information relating to the Company required to be disclosed in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and in the Prospectus.
(xxx)  As of the close of trading on the Exchange on October 3, 2023, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the "Non-Affiliate Shares"), was $20,068,519 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on October 2, 2023, by (y) the number of Non-Affiliate Shares outstanding on October 3, 2023). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5. of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.
(xxxi)  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of ERISA. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion or advisory letters in the case of any preapproved plans) from the Internal Revenue Service as to its qualification under the Code and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b) or (c) (or, for purposes of provisions relating to Section 412 of the Code or Title IV or Section 302 of ERISA, Section 414(m) or (o)) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) of which the Company is a member.
(xxxii)  Except as disclosed in the Registration Statement and the Prospectus, the Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the Nasdaq Stock Market and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the Nasdaq Stock Market. Except as disclosed in the

Registration Statement and the Prospectus, neither the board of directors nor the audit committee has been informed, nor is the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(xxxiii)  Neither the Company nor any of its Subsidiaries or Affiliates (as defined in the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
(xxxiv)  Neither the Company nor any of its Subsidiaries or Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act.
(xxxv)  To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the Offering and provided to the Representative as well as the biographies of such officers and directors in the Registration Statement are true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.
(xxxvi)  To the knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any current employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or such Subsidiary.
(xxxvii)  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.
(xxxviii)  No relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any Subsidiary or Affiliate of the Company, on the one hand, and any director, officer or shareholder of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances

(except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes-Oxley, directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, except as disclosed in the Registration Statement and the Prospectus.
(xxxix)  The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.
(xl)  The Company is in material compliance with the rules and regulations promulgated by the Nasdaq Stock Market or any other governmental or self-regulatory entity or agency having jurisdiction over the Company, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii)  the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).
(xli)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or, to the knowledge of the Company, the Agent, for a brokerage commission, finder’s fee, financial consulting fee or other like payment in connection with the transactions contemplated by this Agreement or, to the knowledge of the Company, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees or Affiliates that may affect the Agent’s compensation as determined by FINRA.
(xlii)  The Company and each of its Subsidiaries owns or leases all such properties (other than intellectual property, which is covered by subsection (xxxiv) below) as are necessary to the conduct of its respective business as presently operated as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as would not (individually or in the aggregate) have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company or any of its Subsidiaries are held by it under valid, subsisting and, enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of any claim adverse to its ownership of any real or material personal property or of any claim against the continued

possession of any real property, whether owned or held under lease or sublease by the Company or its Subsidiaries.
(xliii)  The Company and each of its Subsidiaries: (i) owns, possesses, or has the adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) has no knowledge that the conduct of its respective business conflicts or will conflict with the rights of others, and neither the Company nor any of its Subsidiaries has received any notice of any claim of conflict with, any right of others. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries has granted or assigned to any other person any right to sell any of the products or services of the Company or its Subsidiaries. To the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. Except as set forth in the Registration Statement, and the Prospectus, neither the Company nor any of its Subsidiaries has received any claim for royalties or other compensation from any person, including any employee of the Company or any of its Subsidiaries who made inventive contributions to the technology or products of the Company or any of its Subsidiaries that are pending or unsettled, and except as set forth in the Registration Statement and the Prospectus neither the Company nor any of its Subsidiaries has any obligation to pay material royalties to any person on account of inventive contributions.
(xliv)  The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the applicable provisions of the Securities Act to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any of its Subsidiaries is a party or by which any of its respective properties or business are or may be bound or affected and (i) that is referred to in the Registration Statement or the Prospectus or attached as an exhibit thereto, or (ii) is material to the business of the Company or any of its Subsidiaries, is in full force and effect in all material respects, and, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.
(xlv)  The disclosures in the Registration Statement and the Prospectus concerning the effects of foreign, federal, state and local regulation on respective businesses of the Company and each of its Subsidiaries as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(xlvi)  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No deficiency assessment with respect to a proposed adjustment of the federal, state, local or foreign taxes of the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than liens for taxes not yet delinquent, or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” mean all federal, state, local, foreign (including the Marshall Islands and Liberia), and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges in the nature of taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.
(xlvii)  No labor disturbance or dispute by or with the employees of the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and each of its Subsidiaries is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees.
(xlviii)  Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries has at all times operated its business in material compliance with all Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any of its Subsidiaries has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.
(xlix)  Neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the business operation of the Company or its Subsidiaries as currently conducted. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted in writing by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. The Company and each of its Subsidiaries holds, and is in material compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of the business of the Company and its Subsidiaries as currently conducted, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.
(l)  No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any of its officers or directors, or, to the knowledge of the Company, by any of its employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or any of its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
(li)  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(lii)  The Company owns no “margin securities” as that term is defined in Regulation U of the Federal Reserve, and none of the proceeds from the issuance, sale and delivery of the Shares as contemplated by this Agreement and as described in the Registration Statement and the Prospectus will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve.
(liii)  The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements and money laundering statutes of the United States, the Marshall Islands and Liberia and, to the Company’s knowledge, all other jurisdictions to which the Company and any of its Subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(liv)  Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, her Majesty’s Treasury (UK HMT) or other relevant authorities (collectively, “Sanctions”) nor located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use nor permit any Subsidiary to use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of funding or financing the activities or business of or with any person or in any country or territory that is the subject of Sanctions. At the time of such funding or facilitation is the subject of to any Sanctions, or in any other manner that will result in a violation of Sanctions by any person (including any person participating in the Offering). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(lv)  The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
(lvi)  Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(lvii)  To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders or Affiliates that may affect the Agent’s compensation, as determined by FINRA. Except as disclosed in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member participating in the Offering within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. No (i) officer or director of the Company or any of its Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of any of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member participating in the Offering. The Company will advise the Agent and its counsel if it becomes aware that any officer, director or stockholder of the Company or any of its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.
(lviii)  The Company and each of its Subsidiaries maintains insurance (which term shall include P&I clubs) in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have Material Adverse Effect. The Company reasonably believes that it and each of its Subsidiaries will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its respective business and the value of its respective properties at a cost that would not have a Material Adverse Effect.
(lix)  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
(lx)  Except as disclosed in the Registration Statement and the Prospectus, the Company can declare, make and pay dividends or distributions to holders of the Shares subject to complying with all provisions of Marshall Islands law applicable to such declaration, making and payment and all such payments made to holders thereof or therein who are non-residents of the Marshall Islands will not be subject to withholding tax under applicable tax laws and regulations of the Marshall Islands.
(lxi)  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under Marshall Islands law. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Prospectus or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.
(lxii)  Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Marshall Islands, Liberian, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Marshall Islands, Liberian, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement.
(lxiii)  As used in this Agreement, references to matters being “material” with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company either individually or taken as a whole, as the context requires.
(lxiv)  As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers of the Company who are named in the Prospectus, with the assumption that such executive officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers of the Company).
(lxv)  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than the Registration Statement and the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except any Permitted Free Writing Prospectus.

(b)  Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel shall be deemed a representation and warranty by the Company to Agent as to the matters covered thereby.
(c)  At each Bringdown Date (as hereinafter defined) and each Time of Sale, the Company shall be deemed to have affirmed each representation and warranty contained in or made pursuant to this Agreement in all material respects as of such date as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date, and except that representations and warranties made as of a specific date shall be deemed to be affirmed in all material respects as of such specific date).
2.  Purchase, Sale and Delivery of Shares.
(a)  At the Market Sales. On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time following the effective date of the Registration Statement on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, Shares having an aggregate offering price of up to $6,680,000 (the “Offering Size”); provided, however, that in no event shall the Company issue or sell through the Agent such number of Shares that (a) exceeds the number or dollar amount of Common Shares registered on the Registration Statement pursuant to which the Offering is being made, or (b) would cause the Company or the Offering to not satisfy the eligibility and transaction requirements for use of Form F-3 (including, if then applicable, General Instruction I.B.5 of Form F-3) (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2(a) on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and the Agent shall have no obligation in connection with such compliance provided it follows the instructions of the Company with respect to the amount of Shares included in each Transaction Notice (as defined below) from time to time. Notwithstanding the foregoing, the Company agrees that it will provide the Agent with written notice no less than one (1) Business Day prior to the date on which it makes the initial sale of Shares under this Agreement. “Business Day”, as used herein, shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.
(i)  For purposes of selling the Shares through the Agent, the Company hereby appoints the Agent as exclusive agent of the Company (including in the event the Company increases the Offering Size) for the purpose of soliciting purchases of the Shares pursuant to this Agreement and the Agent agrees to use its commercially reasonable efforts to sell the Shares on the terms and subject to the conditions stated herein.
(ii)  Each time the Company wishes to issue and sell the Shares hereunder (each, a “Transaction”), it will notify the Agent by telephone (confirmed promptly by e-mail to the appropriate individual listed on Schedule D hereto, using a form substantially similar to that set forth on Schedule C hereto) (a “Transaction Notice”) as to the maximum number of Shares to be sold by the Agent on such day and in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one Trading Day (as defined below), and any minimum price below which sales may not be made. The Transaction Notice shall originate from any of the individuals from the Company set forth on Schedule B, as such Schedule B may be amended from time to time (with a copy to each of the other individuals from the Company listed on such Schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule D, as such Schedule D may be amended from time to time. Subject to the terms and conditions hereof and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent shall promptly acknowledge the Transaction Notice by e-mail (or by some other method mutually agreed to in writing by the parties) and shall use its commercially reasonable efforts to sell all of the Shares so designated by the Company in the Transaction Notice and in accordance with the terms set forth herein; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The gross sales price of the Shares sold under this Section 2(a) shall be equal to the market price for the Common Shares sold by the Agent under this Section 2(a) on the Exchange at the time of such sale. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
(iii)  The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email to the respective individuals of the other party set forth on Schedule D hereto, which confirmation shall be promptly acknowledged by the other party), suspend the Offering for any reason and at any time, whereupon the Agent shall so suspend the offering of Shares until further notice is provided by the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt by the Agent of such notice. Each of the parties agrees that no such notice under this Section 2(a)(iii) shall be effective against the other unless it is made to one of the individuals named on Schedule D hereto, as such Schedule may be amended from time to time.
(iv)  The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.
(v)  The Agent may sell Shares by any method permitted by law to be an “at-the-market offering” as defined in Rule 415 of the Securities Act including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker. With the prior written consent of the Company, which may be provided in a Transaction Notice, the Agent may also sell Shares in privately negotiated transactions.
(vi)  The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of all Shares sold pursuant to this Section 2(a) (the “Transaction Fee”). The remaining proceeds, after further deduction for any transaction or other fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.
(vii)  The Agent shall provide written confirmation to the Company following the close of trading on the Exchange each day in which the Shares are sold under this Section 2(a) setting forth the number of the Shares sold on such day, the aggregate gross sale proceeds, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.
(viii)  All Shares sold pursuant to this Section 2(a) will be delivered by the Company to Agent for the accounts of the Agent on the second full Trading Day following the date on which such Shares are sold, or at such other time and date as Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.” On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent (i) to the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) or (ii) by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to an account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the shares delivered by the Company, the Agent will pay the Company interest based on the effective prime rate until such proceeds, together with such interest, have been fully paid.
(ix)  Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof or a duly authorized executive committee, and the Agent has been so notified in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Board, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering amount of Shares sold pursuant to this Agreement exceed the Maximum Amount.
(b)  Nothing herein contained shall constitute the Agent to be in an unincorporated association with, or a partner of, the Company. Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement was first declared effective by the Commission.
(c)  Notwithstanding any other provisions of this Agreement, the Company agrees that no sale of Shares shall take place, and the Company shall not request the sale of any Shares, and the Agent shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.
(d)  Unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Shares, the Company shall give the Agent at least one Business Day’s prior notice of its intent to sell any Shares in order to allow the Agent time to comply with Regulation M.
3.  Covenants. The Company covenants and agrees with the Agent as follows:
(a)  After the date hereof and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus related to changes in this Agreement, the Company shall furnish to the Agent for review a copy of each such proposed amendment or supplement, allow the Agent a reasonable amount of time to review and comment on such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Agent or counsel to the Agent reasonably object; provided that the foregoing shall not apply with regards to the filing by the Company of any Form 20-F, Form 6-K or other Incorporated Document. Subject to this Section 3(a), immediately following execution of this Agreement, if not previously prepared, the Company will prepare a prospectus supplement describing the selling terms of the Shares hereunder, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares hereunder and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.
(b)  After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or for any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding any Incorporated Documents), (ii) of the time and date of any filing of any pre-effective or post-effective amendment to the Registration Statement or any amendment or supplement to any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding any Incorporated Documents), (iii) of the time and date that the Registration Statement and any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).
(c)  From the date hereof through the later of (A) the termination of this Agreement and (B) the end of any applicable Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus. If during any applicable Prospectus Delivery Period any event occurs as a result of which the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during any applicable Prospectus Delivery Period it is necessary or appropriate in the opinion of the Company or its counsel or in the reasonable opinion of the Agent or counsel to the Agent to amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify Agent (or the Agent will notify the Company, as applicable), and the Agent shall suspend the offering and sale of any such Shares, and the Company will amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance within the time period prescribed by the Securities Act or the Exchange Act.
(i)  In case the Agent is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of

Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be. The Company shall cause each amendment or supplement to any Base Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document which would be deemed to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. The Company shall promptly notify the Agent if any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject (each a “Material Contract”) is terminated or if the other party thereto gives written notice of its intent to terminate any such contract (other than in connection with the expiration of any such Material Contract).
(ii)  If at any time following issuance of a Permitted Free Writing Prospectus there occurs an event or development as a result of which such Permitted Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Agent and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(d)  The Company shall use commercially reasonable efforts to take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates and to continue such qualifications in effect, if and for so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(e)  The Company will furnish to the Agent and counsel for the Agent, to the extent requested, copies of the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.
(f)  The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations. If the Company makes any public announcement or release disclosing its results of operations or financial condition for a completed quarterly, semi-annual or annual fiscal period (each, an “Earnings Release”) and the Company has not yet filed an Annual Report on Form 20-F for such annual fiscal period or a Form 6-K containing unaudited financial statements for such quarterly or semi-annual fiscal period, as applicable, then, prior to any sale of Shares, the Company shall be obligated to (x) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement shall include the applicable financial information or (y) file a Report on Form 6-K, which Form 6-K shall include the applicable financial information.
(g)  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Base Prospectus, each Prospectus, any Permitted Free Writing Prospectus, and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other closing documents, including blue sky memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) listing fees, if any, (v) any transaction fees, trading expenses or execution fees imposed by any clearing organization or any governmental or self-regulatory organization and any other fees or expenses incurred by the Sales Agent in respect of such sales, and (vi) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein (including the costs and expenses related to any investor presentations or “roadshow” undertaken in connection with marketing of the Shares as agreed to by the Company). The Company shall reimburse the Agent upon request for its actual, reasonable and documented costs and out-of-pocket expenses incurred in connection with this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including the actual, reasonable and documented fees and out-of-pocket expenses of its legal counsel, up to an aggregate of $40,000. In addition, the Company shall pay the Agent up to $15,000 for the reasonable and documented fees and out-of-pocket expenses of its legal counsel on an annual basis which shall be due and payable prior to each Bringdown Date following the filing of an annual report on Form 20-F.
(h)  The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus.
(i)  The Company (I) shall provide the Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, or warrants or any rights to purchase or acquire Common Shares, during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Transaction Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Transaction Notice (or, if the Transaction Notice has been terminated or suspended prior to the sale of all Shares covered by a Transaction Notice, the fifth (5th) Trading Day immediately following the date of such suspension or termination), and (II) will not directly or indirectly engage in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares, other equity awards or Common Shares issuable upon the exercise of options or other equity awards, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Agent and (iii) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes. Notwithstanding the foregoing, the Company shall provide the Agent notice at least two (2) days prior to pursuing any private or public offerings of equity and/or other securities (including debt securities) in one or more transactions.
(j)  Without the prior written consent of the Agent, the Company shall not, during the pendency of this Agreement, offer or sell any of the Shares pursuant to this Agreement by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares pursuant to this Agreement, in each case other than the Prospectus or any Permitted Free Writing Prospectus. For the avoidance of doubt, the Company shall be permitted to offer or sell its Common Shares pursuant a prospectus in an offering that is not an “at-the-market” or continuous equity transaction, subject to Section 3(i) hereof.
(k)  The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.
(l)  The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except as contemplated herein.
(m)  During any applicable Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations.
(n)  The Company has maintained, and will maintain such controls and procedures, including without limitation those required by Sections 302 and 906 of Sarbanes-Oxley and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.
(o)  [Intentionally omitted.]
(p)  Each of the Company and Agent hereby represent and agree that, neither the Company nor the Agent has made nor will make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission other than a Permitted Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
(q)  (1)  On or prior to the date of the first Transaction Notice delivered hereunder, the Company shall cause Seward & Kissel LLP, U.S. counsel for the Company (“Company US Counsel”), to furnish to the Agent its written opinion and negative assurance letter, together with a favorable opinion on issues of Marshall Islands and Liberian law,  in form and substance reasonably acceptable to Agent’s counsel, and the Agent shall cause Duane Morris LLP, as counsel for the Agent, to furnish to the Agent its negative assurance letter.
(2)  On each date that the Company (i) amends or supplements the Registration Statement or the Prospectus (other than by means of incorporation by reference); (ii) files an annual report on Form 20-F under the Exchange Act; (iii) files a report on Form 6-K under the Exchange Act containing quarterly or semi-annual financial statements; or (iv) files a report on Form 6-K under the Exchange Act containing amended financial information (each of such date referred to herein as a “Bringdown Date”), the Company shall cause (A) Company US Counsel, to furnish to the Agent its opinion and negative assurance letter, together with a favorable opinion Company on issues of Marshall Islands and Liberian law, in form and substance reasonably acceptable to Agent’s counsel, each dated as of a date within ten (10) days after the applicable Bringdown Date, addressed to the Agent and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. With respect to this Section 3(q)(2), in lieu of delivering such opinions or letters for Bringdown Dates subsequent to the date of effectiveness of the Registration Statement, such counsel may furnish agent with a letter (a “Reliance Letter”) to the effect that Agent may rely upon a prior opinion or letter delivered under Section 3(q)(1) or this Section 3(q)(2) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of Reliance Letter). Provided, however, the requirement to provide opinions and letters under this Section 3(q)(2) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall terminate as of the date the Company delivers a Transaction Notice hereunder prior to the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with opinions and letters under this Section 3(q)(2), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall cause each of Company US Counsel, to furnish to the Agent the opinions set forth in Section 3(q), dated the date of the Transaction Notice.
(r)  Prior to the delivery of the first Transaction Notice hereunder and within five (5) days after each Bringdown Date, the Company shall cause the Auditor, or other independent accountants satisfactory to the Agent, to deliver to the Agent (x) a customary comfort letter (the initial letter, the “Initial Comfort Letter,” and each subsequent letter, a “Bringdown Comfort Letter”) addressed to Agent, in form and substance satisfactory to Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters and (y) a letter updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and as modified as necessary to relate to the date of such letter. Provided, however, the requirement to provide a Bringdown Comfort Letter under this Section 3(r) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall terminate as of the date the Company delivers a Transaction Notice hereunder prior to the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with a Bringdown Comfort Letter under this Section 3(r), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall cause the Auditor, or other independent accountants satisfactory to the Agent, to deliver to the Agent a Bringdown Comfort Letter dated the date of the Transaction Notice. Notwithstanding the foregoing, the Company shall be required to cause the Auditor to deliver to the Agent no more than one Comfort Letter hereunder per calendar quarter.
(s)  On or prior to the date of the first Transaction Notice delivered hereunder and each Bringdown Date, the Company shall furnish to the Agent an officer’s certificate, dated as of a date within five (5) days after the applicable Bringdown Date and addressed to Agent, signed by the chief executive officer and by the principal financial officer of the Company, to the effect that:
(i)  The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and as of the date of the certificate (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date, and except that representations and warranties made as of a specific date are true and correct in all material respects as of such specific date), and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii)  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;
(iii)  The Shares to be sold on that date have been duly and validly authorized by the Company and all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken;
(iv)  Subsequent to the respective dates as of which information is given in the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as amended and supplemented, and except for pending transactions disclosed therein, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any material change in the capital stock or any material issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than as a result of the exercise of any currently outstanding options, warrants, preferred stock and notes that are disclosed in the Registration Statement or the Prospectus or the issuance of securities pursuant to the Company’s equity incentive plans or employee stock purchase plans described in the Registration Statement or the Prospectus), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would reasonably be likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company; and
(v)  Except as stated in the Prospectus and any Permitted Free Writing Prospectus, as amended and supplemented, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be likely to result in any Material Adverse Effect; provided, however, the requirement to provide a certificate under this Section 3(s) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 3(s), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall provide Agent with a certificate dated the date of the Transaction Notice.  Notwithstanding the foregoing, the requirement to provide a certificate under this Section 3(s) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall terminate as of the date the Company delivers a Transaction Notice hereunder prior to the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 3(s), then before the Company delivers the Transaction

Notice or Agent sells any Shares, the Company shall provide Agent with a certificate dated the date of the Transaction Notice.
(t)  A reasonable time prior to each Bringdown Date, the Company, if so requested by the Agent, shall conduct a due diligence session, in form and substance, satisfactory to the Agent, which shall include representatives of the management and the accountants of the Company.
(u)  The Company shall disclose in its annual report on Form 20-F and its reports on Form 6-K containing quarterly or semi-annual financial statements the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement.
(v)  The Company shall ensure that there are at all times sufficient Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its reasonable best efforts to cause the Shares to be listed on the Exchange, and to maintain such listing.
(w)  At any time during the term of this Agreement, the Company will advise the Agent promptly after it receives notice or obtains knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 3.
(x)  Subject to compliance with any applicable requirements of Regulation M under the Exchange Act and compliance with applicable securities laws, the Company consents to the Agent trading in the Common Shares for the Agent’s own account and for the account of its clients (in compliance with all applicable laws) at the same time as sales of the Shares occur pursuant to this Agreement.
(y)  If to the knowledge of the Company, any condition set forth in Section 4 shall not have been satisfied on the applicable Settlement Date or will not be satisfied on or prior to the date required by this Agreement, the Company will offer to any person who has agreed to purchase the Shares on such Settlement Date from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.
(z)  On or prior to the date of the first Transaction Notice delivered hereunder and each Bringdown Date, the Company shall furnish to the Agent an incumbency certificate, dated as of such date and addressed to Agent, signed by the secretary of the Company.
(aa)  Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct in all material respects as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares, and except that representations and warranties made as of a specific date are true and correct in all material respects as of such specific date).
(bb)  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.
(cc)  The Company shall cooperate with Agent and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
(dd)  The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.
(ee)  Following the initial effective date of the Registration Statement, to the extent that the Registration Statement is not available for the sale of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
4.  Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy in all material respects of all representations and warranties of the Company contained herein, as of the date hereof, as of the date of the first Transaction Notice, each Bringdown Date, and each Time of Sale (in each case, as if made at such date, except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date, and except that representations and warranties made as of a specific date shall be accurate in all material respects as of such specific date), (ii) the performance by the Company of its obligations hereunder, (iii) the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment and (iv) the following additional conditions:
(a)  If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall have become and remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.
(b)  The Agent shall not have advised the Company that the Registration Statement, the Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or is necessary to make the statements therein (i) with respect to the Registration Statement, not misleading and (ii) with respect to the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, in light of the circumstances under which they were made, not misleading.
(c)  Except as set forth or contemplated in the Prospectus and any Permitted Free Writing Prospectus, as amended and supplemented, subsequent to the respective dates as of which information is given therein, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there shall not have been any material change in the capital stock, or any material issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than as a result of the exercise of any currently outstanding options, preferred stock, notes or warrants that are disclosed in the Registration Statement or the Prospectus or the issuance of securities pursuant to the Company’s equity incentive plans or employee stock purchase plans described in the Registration Statement or the Prospectus), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would be reasonably likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares.
(d)  The Company shall have performed each of its obligations under Section 3(q).
(e)  The Company shall have performed each of its obligations under Section 3(r).
(f)  The Company shall have performed each of its obligations under Section 3(s).
(g)  FINRA shall have raised no objection to the fairness and reasonableness of the sales terms and arrangements.
(h)  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i)  The Company shall have furnished to Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.
(j)  Trading in the Common Shares shall not have been suspended on the Exchange. The Shares shall have been listed and authorized for trading on the Exchange prior to the first Settlement Date, and satisfactory evidence of such actions shall have been provided to the Agent and its counsel, which may include oral confirmation from a representative of the Exchange.
(k)  On the date of the first Transaction Notice and thereafter on each Bringdown Date, Duane Morris LLP, counsel for the Agent, shall not have reasonably determined that the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus, as of such date, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading.
All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and the Agent’s counsel. The Company will furnish Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall reasonably request.
5.  Indemnification and Contribution.
(a)  The Company agrees to indemnify and hold harmless the Agent and each of the other Indemnified Parties (as defined below) from and against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with this Agreement, including, without limitation, any act or omission by the Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by the Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with this Agreement for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct This indemnity agreement will be in addition to any liability that the Company otherwise might have.

(i)  These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”): the Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.
(ii)  If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. If the Company so elects or is requested by the Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Agent and will pay the fees, expenses and disbursements of such counsel. An Indemnified Party may employ counsel to participate in the defense of any such action; provided, that the employment by such Indemnified Party of such counsel shall be at the Indemnified Party’s own expense, unless (i) counsel for the Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Indemnified person, (ii) the defendants include both the Indemnified persons and the Company and the Agent reasonably concludes that there may be legal defenses available to the Indemnified persons that are different from or in addition to those available to the Company, or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action or proceeding within a reasonable time after receiving notice of the action or proceeding, in each of which cases the reasonable fees, expenses and disbursements of one firm representing the Indemnified Parties (unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same action or proceeding) will be at the expense of the Company. In the event the Company assumes the defense of such action or proceeding, the Agent shall cooperate, and shall cause the Indemnified Parties and any such counsel, to the extent consistent with its professional responsibilities, to cooperate, with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.
(b)  (i)  The Agent will indemnify and hold harmless the Company and its affiliates and directors and each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Company Indemnified Parties”) from and against any Losses to which the Company or the Company Indemnified Parties may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus, to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by Agent expressly for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent consists of the information described as such in Section 5(b)(ii).
(ii)  The Agent confirms and the Company acknowledges that as of the date hereof no information has been furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, other than information about the Agent included in the Prospectus Supplement under the heading “Plan of Distribution”.
(c)  In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying party shall contribute to the Losses to which any indemnified party may be subject (i) in accordance with the relative benefits received by the indemnifying party and its stockholders, Subsidiaries and affiliates, on the one hand, and the indemnified party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by the Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by the Agent pursuant to the Agreement.
(d)  Neither the termination of this Agreement nor completion of the Offering shall affect these indemnification provisions, which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Company and the Agent and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and the Company Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

6.  Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto, and agreements of the Agent and the Company herein, including but not limited to the agreements of the Agent and the Company contained in Section 5, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.
7.  Termination of this Agreement.  The term of this Agreement shall begin on the date hereof, and shall continue until the earlier of (i) the sale of Shares having an aggregate offering price of $6,680,000 or (ii) the termination by either the Agent or the Company upon the provision of ten (10) days written notice. Notwithstanding the foregoing, the Agent shall have the right by giving notice as specified in Section 8 at any time to terminate this Agreement if (i) any Material Adverse Effect has occurred that, in the reasonable judgment of the Agent, may materially impair the ability of the Agent to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 3(q), 3(r), or 3(s), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any termination of this Agreement shall in all cases be deemed to provide that Section 3(g), Section 5, Section 6, Section 11, Section 12 and Section 16 hereof shall remain in full force and effect.
8.  Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be mailed, delivered or emailed to A.G.P./Alliance Global Partners, 590 Madison Avenue, New York, NY 10022, Attention: Tom Higgins, email: atm@allianceg.com, with a required copy (which shall not constitute notice) to Duane Morris LLP, counsel for the Agent, at 1540 Broadway, New York, NY 10036, Attention: James T. Seery, Esq., email: jtseery@duanemorris.com . Notices to the Company shall be given to it at EuroDry Ltd., 4 Messogiou & Evropis Street, 151 24, Maroussi Greece, Attention: Stephania Karmiri email: sjk@eurobulk.gr, with required copies (which shall not constitute notice) to Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, D.C. 20001, Attention: Anthony Tu-Sekine, Esq., email tu-sekine@sewkis.com . Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
9.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.
10.  Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Agent has been retained solely to act as an sales agent and/or principal in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Agent and the Company is capable of evaluating and understanding, and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
11.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction.
12.  Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement, the Registration Statement, the Prospectus and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS. The Company irrevocably appoints Corporation Service Company, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
13.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
14.  Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
15.  Entire Agreement; Amendment; Severability; Headings. This Agreement (including all schedules and exhibits attached hereto and transaction notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.
16.  Waiver of Jury Trial. Each of the Company and the Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
[Signature Page to Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.
Very truly yours,
EURODRY LTD.

By:	/s/ Anastasios Aslidis
Name: Dr. Anastasios Aslidis
Title: Chief Financial Officer

Confirmed as of the date first
above mentioned.
A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director

Schedule A
Permitted Free Writing Prospectus
[None]

Schedule B
Individuals Permitted to Authorize Sales of Shares

Dr. Anastasios Aslidis, aha@eurodry.gr
Simos Pariaros, smp@eurodry.gr

Schedule C
Form of E-mail or Telecopy Confirmation
From: EuroDry Ltd.
To: A.G.P./Alliance Global Partners
Attention:
Subject: Transaction Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between A.G.P./Alliance Global Partners (“A.G.P.”) and EuroDry Ltd. (the “Company”), dated October 10, 2023, the Company hereby requests that A.G.P. sell up to [     ] of the Company’s common shares, par value $0.01 per share, at a minimum market price of $__ per share, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule D
Individuals to Which Notice Can Be Given
Tom Higgins, Managing Director
A.G.P./Alliance Global Partners
590 Madison Avenue
New York, NY 10022
Email: atm@allianceg.com

Schedule E
List of Subsidiaries
Subsidiary	Incorporation
Pantelis Shipping Corp.	Liberia
Eirini Shipping Ltd	Liberia
Ultra One Shipping Ltd.	Liberia
Kamsarmax One Shipping Ltd.	Marshall Islands
Kamsarmax Two Shipping Ltd.	Marshall Islands
Areti Shipping Ltd.	Marshall Islands
Light Shipping Ltd.	Marshall Islands
Blessed Luck Shipowners Ltd.	Liberia
Good Heart Shipping Ltd.	Liberia
Molyvos Shipping Ltd	Marshall Islands
Santa Cruz Shipowners Ltd.	Liberia
Ultra Limited Partners Ltd.	Marshall Islands
Ultra General Partners Ltd.	Marshall Islands
Maria Ultra LP	Marshall Islands
Christos Ultra LP	Marshall Islands
Yannis Navigations Ltd.	Marshall Islands